DocuSign Envelope ID: 115EE5EB-601F-4DE1-8C9F-6F31BA82907D

DocuSign Envelope ID: 115EE5EB-601F-4DE1-8C9F-6F31BA82907D

DocuSign Envelope ID: 115EE5EB-601F-4DE1-8C9F-6F31BA82907D